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                                                                   Exhibit 5.1



                         GOODWIN, PROCTER & HOAR LLP
                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881


                                                       TELEPHONE (617) 570-1000
                                                       TELECOPY (617) 523-1231




                                                September 16, 1998



Beacon Capital Partners, Inc.
One Federal Street, 26th Floor
Boston, MA  02109

         Re:      Registration Statement on Form S-11

Ladies and Gentlemen:

         This opinion is delivered in our capacity as special counsel to Beacon Capital Partners, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-11 (the "Registration Statement") relating to the resale of up to 20,394,843 shares of Common Stock, par value $.01 per share (the "Registered Shares"). The Registered Shares may be sold from time to time by certain selling stockholders (the "Selling Stockholders") named in the Registration Statement.

         As counsel for the Company, we have examined the Company's Articles of Incorporation, as amended, and the Company's Amended and Restated By-laws, each as presently in effect, the Registration Statement, the records of the proceedings of the Board of Directors of the Company, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

         We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, The Commonwealth of Massachusetts and the Maryland General Corporation Law (the "MGCL").

         Based on the foregoing, we are of the opinion that the Registered Shares are duly authorized, legally issued, fully paid and non-assessable.

         This opinion is based on currently existing statutes, rules and regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.


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                         GOODWIN, PROCTER & HOAR LLP



Beacon Capital Partners, Inc.
September 16, 1998
Page 2


         We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Goodwin, Procter & Hoar  LLP
                                            --------------------------------
                                            GOODWIN, PROCTER & HOAR LLP